Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kumi Yamamoto Baruffi, his or her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Title	Date

/s/ Clint E. Stein	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2024
Clint E. Stein

/s/ Ronald L. Farnsworth	Chief Financial Officer (Principal Financial Officer)	May 8, 2024
Ronald L. Farnsworth

/s/ Lisa M. White	Principal Accounting Officer & Corporate Controller (Principal Accounting Officer)	May 8, 2024
Lisa M. White

/s/ Cort L. O’Haver	Executive Chairman of the Board of Directors	May 8, 2024
Cort L. O’Haver

/s/ Craig D. Eerkes	Director	May 8, 2024
Craig D. Eerkes

/s/ Mark A. Finkelstein	Director	May 8, 2024
Mark A. Finkelstein

/s/ Eric S. Forrest	Director	May 8, 2024
Eric S. Forrest

/s/ Peggy Y. Fowler	Director	May 8, 2024
Peggy Y. Fowler

/s/ Randal L. Lund	Director	May 8, 2024
Randal L. Lund

/s/ Luis F. Machuca	Director	May 8, 2024
Luis F. Machuca

/s/ S. Mae Fujita Numata	Director	May 8, 2024
S. Mae Fujita Numata

/s/ Maria M. Pope	Director	May 8, 2024
Maria M. Pope

/s/ John F. Schultz	Director	May 8, 2024
John F. Schultz

/s/ Elizabeth W. Seaton	Director	May 8, 2024
Elizabeth W. Seaton

/s/ Hilliard C. Terry, III	Director	May 8, 2024
Hilliard C. Terry, III

/s/ Anddria Varnado	Director	May 8, 2024
Anddria Varnado